                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



                                 Date of Report
                                 April 25, 2000



                          WESTERN WIRELESS CORPORATION
               ---------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)



                                   Washington
                -------------------------------------------------
                 (State or Other Jurisdiction of Incorporation)




    000-28160                                         91-1638901
------------------------                    ---------------------------------
(Commission File Number)                    (IRS Employer Identification No.)



                                    Suite 400
                              3650 131st Avenue SE
                               Bellevue, WA 98006
                   ------------------------------------------
                    (Address of Principal Executive Offices)
                                   (Zip Code)

       Registrant's telephone number, including area code: (425) 586-8700
                                                           --------------


--------------------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

ITEM 5. OTHER EVENTS

FOR IMMEDIATE RELEASE


         WESTERN WIRELESS ANNOUNCES FIRST QUARTER 2000 FINANCIAL RESULTS
          - CASH FLOW OF $65 MILLION, A 47% INCREASE OVER PRIOR YEAR -

        BELLEVUE, Wash. (April 25, 2000) -- Western Wireless Corporation (NASDAQ: WWCA), a leading provider of communication services to rural America, announced today its financial and operating results for the first quarter ended March 31, 2000.

        "The first quarter of the new millennium is off to a strong start, with EBITDA (operating income before non-cash charges) of $65 million and the fifth consecutive quarter with an EBITDA margin at or above 40%," said John W. Stanton, chairman and chief executive officer of Western Wireless. "During the quarter, we closed on the Utah 5 acquisition, announced a definitive agreement to acquire the Wyoming 1 and Arizona 6 service areas and today we announced the acquisition of the Oklahoma 4 service area. Western Wireless International (WWI) acquired an interest in the Ivory Coast, a nationwide license covering a population of almost 15 million people."

COMPANY RESULTS


        Mikal Thomsen, president and chief operating officer of Western Wireless, commented, "In the first quarter, Western Wireless showed strong subscriber and cash flow growth. Year over year, we grew subscribers by 26% and cash flow by 47% while continuing to upgrade our network to meet the both the current and future needs of our customers."


        During the first quarter of 2000, domestic subscribers increased by 40,000, including 3,800 from acquisitions, to 874,700. Service revenues increased 37 percent from the same quarter a year ago to $152.6 million and total revenues were $159.3 million, up 37 percent over the same quarter a year ago. EBITDA for the quarter was $65.1 million, a 47 percent increase over the first quarter of 1999. A non-cash expense of $3 million was recognized for stock based compensation. Net income was $1.1 million, earnings of $.01 per basic share for the quarter. Capital expenditures were $48.9 million for the quarter and $16.3 million in free cash flow (EBITDA less capital expenditures) was generated during the first quarter of 2000.

        WESTERN WIRELESS INTERNATIONAL

        WWI operating companies added 66,700 customers in six countries, to end the quarter with 389,000 total customers. WWI operating companies held an interest in international licenses in 9 countries at the end of the first quarter.

        ACQUISITION OF RURAL SERVICE AREA (RSA)

        Separately, Western Wireless announced a definitive agreement to acquire an RSA in northeastern Oklahoma for a purchase price of approximately $60 million. The Oklahoma 4 RSA includes an estimated 200,000 people.

        Located in Bellevue, Wash., Western Wireless Corp. is a leading provider of wireless communications services in the western United States and abroad. It currently offers cellular service marketed under the Cellular One(R) name in 19 western states. Through its subsidiaries, Western Wireless is licensed to offer wireless service in 9 countries.

FOR FURTHER INFORMATION CONTACT:
Investment Community:                              Media:
Gina Haggerty                                      John Snyder
(800) 261-5960                                     Snyder Buscher Group
gina.haggerty@wwireless.com                        (206) 652-9704
                                                   jsnyder@sbgir.com

                            [WESTERN WIRELESS LOGO]

--------------------------------------------------------------------------------
                          WESTERN WIRELESS CORPORATION
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                  (Dollars in thousands, except per share data)

                                             THREE MONTHS ENDED MARCH 31,
                                             ----------------------------
                                                2000             1999
                                             ----------       ----------
Revenues:
          Subscriber revenues                $ 106,723       $  86,934
          Roamer revenues                       44,649          23,250
          Equipment sales                        6,722           4,384
          Other revenues                         1,217           1,295
                                             ---------       ---------
             Total revenues                    159,311         115,863
                                             ---------       ---------

Operating expenses:
          Cost of service                       18,666          15,504
          Cost of equipment sales                9,923           7,763
          General and administrative            37,434          26,704
          Sales and marketing                   28,148          21,460
          Depreciation and amortization         29,743          22,441
          Stock based compensation               3,030
                                             ---------       ---------
             Total operating expenses          126,944          93,872

                                             ---------       ---------
Operating income                                32,367          21,991
                                             ---------       ---------

Other income (expense):
          Interest and financing               (31,713)        (23,296)
          expense, net
          Equity in net loss of
          unconsolidated affiliates                205          (4,761)
          Other, net                               123             647
                                             ---------       ---------
             Total other expense               (31,385)        (27,410)
                                             ---------       ---------

Minority interest in consolidated
subsidiaries                                       150             192
                                             ---------       ---------

Net income (loss) from continuing
operations                                       1,132          (5,227)
                                             ---------       ---------

Net loss from discontinued operations                          (89,861)
Cost of discontinuance                                         (18,500)
                                                             ---------
             Total discontinued operations                    (108,361)
                                                             ---------

             Net income (loss)               $   1,132       $(113,588)
                                             =========       =========

Basic earnings (loss) per share:
          Continuing operations           $         0.01       $        (0.07)
          Discontinued operations                                       (1.42)
                                          --------------       --------------
Basic earnings (loss) per share           $         0.01       $        (1.49)
                                          ==============       ==============

Diluted earnings (loss) per share:
          Continuing operations           $         0.01       $        (0.07)
          Discontinued operations                                       (1.42)
                                          --------------       --------------
Diluted earnings (loss) per share         $         0.01       $        (1.49)
                                          ==============       ==============

Weighted average shares outstanding:
          Basic                               77,731,000           76,252,000
                                          ==============       ==============
          Diluted                             80,342,000           76,252,000
                                          ==============       ==============


                  SUPPLEMENTARY FINANCIAL AND OPERATIONAL DATA


EBITDA(1)                             $ 65,140      $ 44,432
                                      ========      ========

Beginning subscribers                  834,700       660,400
Change in subscribers (excluding        36,200        35,100
acquisitions)
Change in subscribers due to             3,800
acquisitions
                                      --------      --------
Total change in subscribers             40,000        35,100
                                      --------      --------
Ending subscribers                     874,700       695,500
                                      ========      ========


(1) EBITDA REPRESENTS OPERATING INCOME BEFORE DEPRECIATION, AMORTIZATION AND STOCK BASED COMPENSATION.

                                   SIGNATURES


        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            WESTERN WIRELESS CORPORATION

                                            Dated:  April 25, 2000

                                            By   /s/ Alan R. Bender
                                              ----------------------------------
                                            Alan R. Bender
                                            Executive Vice President and
                                            Secretary